EXHIBIT 99.1

Data Storage Corporation Reports 2024 Third Quarter Financial Results and Provides Business Update

Gross Profit Margin Increased over 400 Basis Points to 43.2% For the Third Quarter of 2024

Achieved Profitability for the Three and Nine Months Ended September 30, 2024

MELVILLE, N.Y., November 14, 2024 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DSC” and the “Company”), a provider of diverse business continuity solutions for disaster-recovery, cloud infrastructure, cyber-security, and IT services, today provided a business update and reported financial results for the three and nine months ended September 30, 2024.

“We have made important progress during recent months,” commented Chuck Piluso, CEO of Data Storage Corporation. “Specifically, we achieved $19.0 million in sales for the nine months ended September 30, 2024 and attained profitability for both the three and nine month periods. For the third quarter, we generated $5.8 million in sales. While this reflects a slight decline from the previous year, it does align with our strategic focus on building high margin recurring subscription revenue, that typically renew for many years, rather than relying on one-time equipment sales that cycle every three to five years. As a result of this strategy, we are pleased to report our gross profit increased by 8.7% and our gross margin increased by over 400 basis points for the third quarter of 2024. Our primary objective remains the same - securing high margin service agreements on our enterprise infrastructure platform, which create a more stable revenue foundation and support long-term growth and profitability.”

“These results highlight the success of our growth strategy, including expanding partnerships with major industry players, launching a new data center in Chicago, and establishing a presence in the UK. First, we expanded our relationship with a billion-dollar insurance firm to enhance its cloud infrastructure and cybersecurity, reaffirming our role as a trusted provider for large, compliance-driven organizations. In healthcare, we secured a contract with a leading medical center for compliant cloud hosting, further strengthening our position in this highly regulated sector. Additionally, we secured a six-figure contract with a music publishing organization in education, demonstrating our adaptability to meet data-intensive needs across diverse industries. These agreements highlight our strategic focus on sectors requiring secure, scalable cloud based solutions. Furthermore, our strategically located new data center in Chicago strengthens our ability to support our growing U.S. customer base, ensuring we meet our clients’ needs with reliability and capacity.”

“In addition, our recent expansion into the UK market, along with the successful integration of Flagship Solutions, has further strengthened our global presence and operational efficiency, positioning us for accelerated growth and global reach. We also recently announced the appointment of Colin Freeman as Managing Director of UK Cloud Host Technologies Ltd., a wholly-owned subsidiary of CloudFirst Technologies, an important step in our strategy to expand across the European market and deliver our solutions to this key market. With Colin’s extensive leadership experience, we are confident he will be instrumental in accelerating our growth in the region. In addition to his appointment, we are establishing strategic infrastructure deployment in data centers in the UK, positioning us to make a strong entry and enhance our footprint in this key market. These achievements are important to our organic growth strategy, allowing us to capture new opportunities and broaden our impact. We’re proud of our progress in expanding contracts, extending our international reach, and increasing industry prominence.”

Chris Panagiotakos, CFO of Data Storage Corporation, added, “We are in a strong financial position with approximately $11.9 million in cash and marketable securities and no long-term debt, providing us the flexibility to make strategic investments, keeping us well-prepared to pursue growth opportunities that deliver long-term value for our shareholders. We look forward to continuing to carefully manage expenses and execute on our growth strategy.”

Conference Call

The Company plans to host a conference call at 11:00 am ET today, to discuss the Company’s financial results for the third quarter of 2024 which ended September 30, 2024, as well as corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 877-451-6152 for U.S. callers or for international callers +1-201-389-0879. A webcast of the call may be accessed at https://viavid.webcasts.com/starthere.jsp?ei=1677740&tp_key=34d545e620 or on the Company’s News & Events section of the website, www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through November 14, 2025. A telephone replay of the call will be available approximately three hours following the call, through November 21, 2024, and can be accessed by dialing 844-512-2921 for U.S. callers or + 1-412-317-6671 for international callers and entering conference ID: 13747396.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST) is a leading provider of fully managed cloud hosting, disaster recovery, cybersecurity, IT automation, and voice & data solutions. With strategic technical investments in multiple regions, DTST serves a diverse clientele, including Fortune 500 companies, in sectors such as government, education, and healthcare. Focused on the fast-growing, multi-billion-dollar business continuity market, DTST is recognized as a stable and emerging growth leader in cloud infrastructure, support and the migration of data to the cloud. Our regional data centers across North America enable us to deliver sustainable services through recurring subscription agreements.

Additional information about the Company is available at: www.dtst.com and on X @DataStorageCorp.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward looking statements in this press release include statements regarding the Company’s ability to build high margin recurring subscription revenue, secure high margin service agreements, meet data-intensive needs across diverse industries and ensure it meets its clients’ needs with reliability and capacity; the Company’s recent expansion into the UK market and the integration of Flagship Solutions further strengthening the Company’s global presence and operational efficiency, positioning it for accelerated growth and global reach; the Company’s ability to expand across the European market and deliver its solutions to this key market; the success of the Company’s strategic infrastructure deployment in data centers in the UK positioning it to make a strong entry and enhance the Company’s footprint in this key market; the Company’s ability to capture new opportunities and broaden its impact; continuation of the Company’s progress in expanding contracts, extending its international reach, and increasing industry prominence; and the Company’s ability to pursue growth opportunities that will deliver long-term value for its shareholders. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to build high margin recurring subscription revenue, secure high margin service agreements, meet data-intensive needs across diverse industries and ensure it meets its clients’ needs with reliability and capacity; the Company’s ability to expand across the European market and deliver its solutions to this key market; the success of the Company’s strategic infrastructure deployment in data centers in the UK positioning it to make a strong entry and enhance the Company’s footprint in this key market; the Company’s ability to capture new opportunities and broaden its impact; and the Company’s ability to make strategic investments in order to pursue growth opportunities that will deliver long-term value for its shareholders. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

[Tables to Follow]

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$513,718	$1,428,730
Accounts receivable (less provision for credit losses of $31,456 and $7,915 in 2024 and 2023, respectively)	1,973,153	1,259,972
Marketable securities	11,374,769	11,318,196
Prepaid expenses and other current assets	760,564	513,175
Total Current Assets	14,622,204	14,520,073

Property and Equipment:
Property and equipment	8,925,184	7,838,225
Less—Accumulated depreciation	(5,865,481)	(5,105,451)
Net Property and Equipment	3,059,703	2,732,774

Other Assets:
Goodwill	4,238,671	4,238,671
Operating lease right-of-use assets	599,625	62,981
Other assets	204,599	48,436
Intangible assets, net	1,493,792	1,698,084
Total Other Assets	6,536,687	6,048,172

Total Assets	$24,218,594	$23,301,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,629,414	$2,608,938
Deferred revenue	160,237	336,201
Finance leases payable	79,652	263,600
Finance leases payable related party	74,077	235,944
Operating lease liabilities short term	95,545	63,983
Total Current Liabilities	3,038,925	3,508,666

Operating lease liabilities	548,897	—
Finance leases payable	—	17,641
Finance leases payable related party	—	20,297
Total Long-Term Liabilities	548,897	37,938

Total Liabilities	3,587,822	3,546,604

Commitments and contingencies (Note 7)

Stockholders’ Equity:
Preferred stock, Series A par value $0.001; 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, par value $0.001; 250,000,000 shares authorized; 7,014,373 and 6,880,460 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	7,014	6,881
Additional paid in capital	40,143,684	39,490,285
Accumulated deficit	(19,270,544)	(19,505,803)
Total Data Storage Corporation Stockholders’ Equity	20,880,154	19,991,363
Non-controlling interest in consolidated subsidiary	(249,382)	(236,948)
Total Stockholder’s Equity	20,630,772	19,754,415
Total Liabilities and Stockholders’ Equity	$24,218,594	$23,301,019

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Sales	$5,808,835	$5,986,625	$18,955,074	$18,770,739

Cost of sales	3,297,164	3,656,271	11,069,038	11,771,886

Gross Profit	2,511,671	2,330,354	7,886,036	6,998,853

Selling, general and administrative	2,537,501	2,316,213	8,086,857	6,918,982

Income (Loss) from Operations	(25,830)	14,141	(200,821)	79,871

Other Income (Expense)
Interest income	160,770	152,471	456,580	375,953
Interest expense	(9,815)	(8,874)	(31,335)	(56,985)
Loss on disposal of equipment	(1,599)	—	(1,599)	—
Total Other Income (Expense)	149,356	143,597	423,646	318,968

Income before provision for income taxes	123,526	157,738	222,825	398,839

Provision for income taxes	—	—	—	—

Net Income	123,526	157,738	222,825	398,839

(Income) Loss in Non-controlling interest of consolidated subsidiary	(1,129)	21,273	12,434	57,661

Net Income attributable to Common Stockholders	$122,397	$179,011	$235,259	$456,500

Net Income per Share – Basic	$0.02	$0.03	$0.03	$0.06
Net Income per Share – Diluted	$0.02	$0.02	$0.03	$0.06
Weighted Average Number of Shares - Basic	6,999,447	6,847,264	6,918,253	6,834,811
Weighted Average Number of Shares – Diluted	7,340,545	7,246,250	7,269,644	7,212,048

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net Income	$222,825	$398,839
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	991,773	928,180
Stock-based compensation	564,800	338,145
Provision for credit losses	25,541	—
Loss on disposal of equipment	1,599	—
Changes in Assets and Liabilities:
Accounts receivable	(738,725)	1,158,493
Other assets	(156,163)	—
Prepaid expenses and other current assets	(247,389)	(287,368)
Right of use asset	111,314	136,954
Accounts payable and accrued expenses	20,478	(348,851)
Deferred revenue	(175,964)	(21,518)
Operating lease liability	(67,499)	(141,450)
Net Cash Provided by Operating Activities	552,590	2,161,424
Cash Flows from Investing Activities:
Capital expenditures	(1,116,008)	(1,246,996)
Purchase of marketable securities	(456,573)	(1,520,953)
Sale of marketable securities	400,000	—
Net Cash Used in Investing Activities	(1,172,581)	(2,767,949)
Cash Flows from Financing Activities:
Repayments of finance lease obligations related party	(182,163)	(392,287)
Repayments of finance lease obligations	(201,590)	(294,522)
Proceeds from exercise of stock options	88,732	—
Net Cash Used in Financing Activities	(295,021)	(686,809)

Decrease in Cash and Cash Equivalents	(915,012)	(1,293,334)

Cash and Cash Equivalents, Beginning of Period	1,428,730	2,286,722

Cash and Cash Equivalents, End of Period	$513,718	$993,388
Supplemental Disclosures:
Cash paid for interest	$18,034	$48,471
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:
Assets acquired by operating lease	$647,958	$—